Exhibit 10.3

July 23, 2012

OCLARO INC.

OCLARO TECHNOLOGY LIMITED

2560 Junction Avenue

San Jose, California 95134

Attn: Topher Croddy, Corporate Controller

Re: Consent Re: Opnext Acquisition

Ladies and Gentlemen:

Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of July 26, 2011 (as amended, supplemented, amended and restated, or otherwise modified, the “Credit Agreement”), by and among the lenders party thereto (each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO CAPITAL FINANCE, INC., a California corporation, as administrative agent for the Lenders (in such capacity, “Agent”), on the one hand, and OCLARO, INC., a Delaware corporation (“Parent”), and OCLARO TECHNOLOGY LIMITED, a company incorporated under the laws of England and Wales (“Borrower”). Initially capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to them in the Credit Agreement.

Parent, Opnext, Inc. (“Opnext”), and Tahoe Acquisition Sub, Inc. (“Merger Sub”), a newly formed wholly owned subsidiary of Parent are parties to that certain Agreement and Plan of Merger and Reorganization, dated as of March 26, 2012 (including all schedules thereto) (the “Merger Agreement”) setting forth the acquisition (the “Acquisition”) of Opnext by Merger Sub, a copy of which was delivered to and approved by Agent, and is attached hereto as Exhibit A.

Section 6.3 of the Credit Agreement prohibits Parent, Borrower, and their Subsidiaries from entering into any merger other than Permitted Acquisitions, with limited exceptions. The consummation of the Acquisition would not meet certain of the requirements set forth in the definition of “Permitted Acquisition”.

Parent has requested that Agent and Lenders consent to the Acquisition notwithstanding Parent and Borrower’s noncompliance with all of the requirements set forth in the definition of “Permitted Acquisition”.

Consummation of the Acquisition shall result in Parent acquiring certain Capitalized Lease Obligations to Hitachi Capital Corporation. Section 6.1 of the Credit Agreement prohibits Parent, Borrower, or any of their Subsidiaries from incurring Purchase Money Indebtedness in excess of $5,000,000. Parent has requested that Agent and Lenders consent to amending the Credit Agreement by deleting the definition of “Permitted Purchase Money Indebtedness” in Section 1.1 in its entirety and replacing it with the following (such amendment and restatement, the “PPMI Amendment”):

““Permitted Purchase Money Indebtedness” means, as of any date of determination, the sum of (a) Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $5,000,000 (or its equivalent in any other currency) and (b) Purchase Money Indebtedness acquired pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of March 26, 2012 among Parent, Opnext, Inc., and Tahoe Acquisition Sub, Inc. in an aggregate principal amount outstanding at any one time not in excess of $30,000,000 (or its equivalent in any other currency using exchange rates in effect on July 23, 2012).”

Consummation of the Acquisition shall result in Parent acquiring Acquired Indebtedness pursuant to that certain Credit Agreement dated as of March 28, 2008 between Sumitomo Trust Bank and Opnext (such Acquired Indebtedness, the “Sumitomo Indebtedness”). Section 6.3(a) of the Credit Agreement prohibits Parent, Borrower, or any of their Subsidiaries from entering into any merger except Permitted Acquisitions, with limited exceptions. Parent has requested that Agent and Lenders consent to amending the Credit Agreement by deleting clause (p) of the definition of “Permitted Indebtedness” in Section 1.1 in its entirety and replacing it with the following (such amendment and restatement, the “Sumitomo Amendment”):

“(p) Acquired Indebtedness consisting of (i) the Indebtedness incurred pursuant to that certain Credit Agreement dated as of March 28, 2008 between Sumitomo Trust Bank and Opnext, Inc. in an aggregate amount not to exceed 1,500,000,000 Japanese yen at any one time and (ii) other amounts not to exceed $5,000,000 (or its equivalent in any other currency) outstanding at any one time.”

Consummation of the Acquisition shall result in certain Subsidiaries of Parent having Permitted Investments consisting of cash and Cash Equivalents credited to Deposit Accounts or Securities Accounts not subject to Control Agreements. Section 6.11(b)(iii) of the Credit Agreement prohibits, in the case of Subsidiaries of Parent that are not Loan Parties and the San Donato Accounts, holding Permitted Investments consisting of cash and Cash Equivalents that are not subject to Control Agreements in the aggregate amount greater than $15,000,000 at any one time (calculated at current exchange rates). Parent has requested that Agent and Lenders consent, notwithstanding the foregoing limitation and solely for the 90 day period following the date hereof, to cash and Cash Equivalents held by Opnext and its Subsidiaries not subject to Control Agreements (the “90-Day Opnext Cash Balance”).

Upon the effectiveness of this letter and notwithstanding any contrary terms and provisions contained in the Credit Agreement or the Loan Documents, Agent and Lenders hereby consent (a) to the Acquisition, as set forth in and pursuant to the terms of the Merger Agreement, (b) the 90-Day Opnext Cash Balance, and (c) to each of the PPMI Amendment and Sumitomo Amendment. Parent and Borrower each hereby agree to perform the post-closing covenants and make the representations set forth below, as applicable (the failure to perform or adhere to the covenants within the presribed time periods, as applicable, shall result in an Event of Default under the Credit Agreement). Parent and Borrower each represents, warrants, and covenants that:

(a)	it shall cause the Sumitomo Indebtedness to not exceed 1,500,000,000 Japanese yen in the aggregate at any time;

(b)	no Loan Party (other than Opnext or any of its Subsidiaries) guarantees or becomes, directly or indirectly, liable with respect to the Sumitomo Indebtedness;

(c)	no Loan Party shall send or transfer any cash or Cash Equivalents to Opnext or any of its Subsidiaries that would result in a violation of Section 6.11(b)(iii) of the Credit Agreement, notwithstanding the consent to the 90-Day Opnext Cash Balance;

(d)	the Acquisition shall be subject to terms and conditions materially consistent (as determined by Agent, in its reasonable discretion) with the Merger Agreement;

(e)	no Default or Event of Default shall have occurred and be continuing or would result immediately after giving effect to the Acquisition;

(f)	on or prior to the date hereof, Agent shall have received a certificate on behalf of Parent of an Authorized Person of Parent attaching true and correct copies of the Merger Agreement, with such certificate to certify on behalf of Parent that the attached document is a true and correct copy of such document and that such document remains in full force and effect and no Obligor that is a party thereto is in default in the performance of, or compliance with, any provisions thereof;

(g)	no Indebtedness (other than Indebtedness permitted under Section 6.1 of the Credit Agreement (after giving effect to the consents set forth in this letter)) will exist or be incurred as a result of the Acquisition, and no Liens that are not permitted under Section 6.2 of the Credit Agreement will exist or be incurred as a result of the Acquisition;

(h)	Agent shall have received copies of the Governing Documents of Opnext, as amended, modified, or supplemented as of the date of delivery;

(i)	Agent shall have received a certificate of status with respect to Opnext, dated within 15 days of the date of delivery, such certificate to be issued by the appropriate officer of Opnext’s jurisdiction of organization, which certificate shall indicate that Opnext is in good standing in such jurisdiction;

(j)	within 5 Business Days of the date hereof, Agent shall have received a certificate of status with respect to Opnext, dated within 30 days of the date of delivery, such certificates to be issued by the appropriate officer of the jurisdictions (other than Opnext’s jurisdiction of organization) in which the failure of Opnext to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Opnext is in good standing in such jurisdictions;

(k)	within 2 Business Days of the date hereof, Borrower shall deliver to Agent a certificate of an Authorized Person of Parent attaching the Certificate of Merger issued by the Secretary of State of Delaware evidencing the consummation of the Acquisition; and

(l)	within 90 days of the date hereof, with respect to each Deposit Account and Securities Account maintained in the United States and owned by Opnext, Borrower shall either (i) deliver to Agent Cash Management Agreements and Control Agreements with respect to the relevant Deposit Account or Securities Account, each in form and substance satisfactory to Agent, or (ii) cause the relevant Deposit Account and Securities Account to be closed and provide Agent satisfactory written evidence of such closure, it being understood that during the period commencing on the date hereof and ending on the date that is 90 days following the date hereof, Opnext may maintain balances in such Deposit Accounts and Securities Accounts.

For the avoidance of doubt, Parent and Borrower shall otherwise comply with the requirements of Section 5.11 (it being understood that Parent and Borrower shall have 90 days to comply with Section 5.11 of the Credit Agreement) and Section 5.12 of the Credit Agreement with respect to the newly acquired Subsidiaries from the Acquisition within the time period prescribed therein.

The terms and provisions set forth herein are limited to the specifics hereof, shall not apply with respect to any Default or Event of Default related to other facts or occurrences, shall not be a practical construction, course of conduct or course of performance under the Credit Agreement, and, except as expressly set forth herein, shall not operate as a modification, consent, waiver, or amendment of any right, power, or remedy of Agent under the Loan Documents. The terms set forth herein apply only in this specific instance, and shall not be construed as a consent to or waiver of, and do not allow for any other or further departure from, the terms and conditions of the Credit Agreement or any of the other Loan Documents, which terms and conditions shall remain in full force and effect.

This letter shall constitute a Loan Document and shall be subject to the provisions regarding governing law, waiver of jury trial, jurisdiction and venue applicable to the Credit Agreement.

This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this letter by telefacsimile or other electronic method of transmission acceptable to Agent shall be equally as effective as delivery of an original executed counterpart of this letter. Any party delivering an executed counterpart of this letter by telefacsimile or other electronic method of transmission acceptable to Agent shall also deliver an original executed counterpart of this letter, but the failure to do so shall not affect the validity, enforceability or binding effect of this letter.

This letter shall be governed by the laws of the state of California applicable to contracts made and to be performed in the state of California.

Very truly yours,

WELLS FARGO CAPITAL FINANCE, INC., a California corporation, in its capacity as Agent and as a Lender

By:

S-1

Consent Re: Opnext Acquisition

ACKNOWLEDGED AND ACCEPTED:
OCLARO, INC.,
a Delaware corporation, as Parent

By:
Name:
Title:

OCLARO TECHNOLOGY LIMITED,
a limited liability company incorporated under the laws of England and Wales, as Borrower

By:
Name:
Title:

By:
Name:
Title:

S-2

Consent Re: Opnext Acquisition

EXHIBIT A

Exhibit A

REAFFIRMATION OF GUARANTY

Each of the undersigned has executed a General Continuing Guaranty (Domestic) or General Continuing Guaranty (Foreign) (each, a “Guaranty”), in favor of Wells Fargo Capital Finance, Inc., a California corporation, (“WFCF”), as agent (in such capacity, the “Agent”) for the lenders (the “Lenders”) from time to time party to Credit Agreement (as defined above) respecting the obligations of Oclaro Technology Limited, a limited liability company organized under the laws of England and Wales (the “Borrower”) and Oclaro, Inc., a Delaware corporation (the “Parent”), owing to the Lenders. Each of the undersigned acknowledges the terms of the above consent and reaffirms and agrees that: (i) its Guaranty remains in full force and effect; (ii) nothing in such Guaranty obligates Agent or any Lender to notify any of the undersigned of any changes in the financial accommodations made available to the Borrower or to seek reaffirmations of any of the Guaranties; and (iii) no requirement to so notify any of the undersigned or to seek reaffirmations in the future shall be implied by the execution of this reaffirmation.

OCLARO INNOVATIONS, LLP
a limited liability partnership organized under the laws of England and Wales

By:
Name:
Title:

BOOKHAM NOMINEES LIMITED,
a company incorporatyed under the laws of England and Wales

By:
Name:
Title:

BOOKHAM INTERNATIONAL LTD.,
a company organized under the laws of the Cayman Islands

By:
Name:
Title:

OCLARO CANADA, INC.,
a federally incorporated Canadian corporation

By:
Name:
Title:

Reaffirmation of Guaranty

OCLARO, INC.,
a Delaware corporation

By:
Name:
Title:

OCLARO TECHNOLOGY, INC.,
a Delaware corporation

By:
Name:
Title:

OCLARO (NEW JERSEY), INC.,
a Delaware corporation

By:
Name:
Title:

OCLARO PHOTONICS, INC.,
a Delaware corporation

By:
Name:
Title:

MINTERA CORPORATION,
a Delaware corporation

By:
Name:
Title:

OCLARO (NORTH AMERICA), INC.,
a Delaware corporation

By:
Name:
Title:

Reaffirmation of Guaranty